SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 15, 1999
                        (Date of earliest event reported)

                                U S LIQUIDS INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                  1-13259                76-0519797
(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)           File Number)         Identification No.)

411 NORTH SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS       77060
(Address of principal executive offices)                          (Zip Code)

                                 (281) 272-4500
               Registrant's telephone number, including area code

Item 2.  Acquisition or Disposition of Assets.

      On January 15, 1999, the Company acquired Romic Environmental Technologies Corporation, a California corporation ("Romic Environmental"), in exchange for approximately $27.3 million in cash and 284,101 shares of common stock, par value $.01, of the Company. These transactions were consummated pursuant to a Stock Purchase Agreement between the Company, Romic Environmental and the former shareholders of Romic Environmental.

      Romic Environmental provides distillation, fuel blending and similar services to generators of hazardous and nonhazardous liquid waste. In addition, Romic Environmental recycles spent solvents, anti-freeze and other wastes generated by automotive maintenance and repair facilities. The Company currently intends to operate Romic Environmental in substantially the same manner as it was operated prior to this transaction. The Company funded the cash portion of the purchase price paid for Romic Environmental with borrowings under the Company's revolving credit facility with Bank of America National Trust and Savings Association, BankBoston, N.A., Wells Fargo Bank, N.A., Bank Paribas, Comerica Bank and Union Bank of California. The purchase price was determined based upon an evaluation of the business of Romic Environmental and the results of negotiations between the parties.

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      The foregoing discussion is only a summary and is qualified in its entirety by reference to Exhibit 2.1 to this Current Report on Form 8-K filed herewith.

Item 7.  Exhibits.


      (a) TO BE FILED BY AMENDMENT. Pursuant to Item 7(a)(4) of Form 8-K, the Company hereby undertakes to file the financial statements required in response to this Item in an amendment to this Current Report on Form 8-K no later than 60 days after January 29, 1999.


      (b) TO BE FILED BY AMENDMENT. Pursuant to Item 7(b)(2) of Form 8-K, the Company hereby undertakes to file the financial statements required in response to this Item in an amendment to this Current Report on Form 8-K no later than 60 days after January 29, 1999.


      (c) EXHIBITS.

            2.1 Stock Purchase Agreement between U S Liquids Inc., Romic Environmental Technologies Corporation, H. Michael Schneider, Peter D. Schneider, Thomas R. Schneider, Barbara Morrison, Custodian for Justin W. Morrison, Barbara Morrison, Custodian for Melissa L. Morrison, Barbara Morrison, Michael R. Schneider, Custodian for Bridgette M. Schneider, Laura Schneider, Peter D. Schneider, Custodian for Patrick Keil Schneider, Peter D. Schneider, Custodian for Keil Patrick Schneider, Thomas R. Schneider, Custodian for Jessica L. Schneider, Thomas R. Schneider, Custodian for Brandon T. Schneider, Loreen Schneider, John Morrison, and H. Michael Schneider and Lisa L. Schneider, Trustees for Schneider Living Trust dated 12/28/81.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          U S LIQUIDS INC.



Date: January 28, 1999              By:   /S/ W. GREGORY ORR
                                              W. Gregory Orr, President